October 16, 2012

KEYW Completes Acquisition of Sensage, Inc.

HANOVER, Md., Oct. 16, 2012 (GLOBE NEWSWIRE) -- The KEYW Holding Corporation (Nasdaq:KEYW) is pleased to announce the completion of the acquisition of Sensage, Inc. (Sensage) that was announced in our press release on September 13, 2012. Sensage will become an important part of a new generation of cyber awareness products and services that KEYW is preparing to launch. Joe Gottlieb, CEO of Sensage, will become a Sector Vice President of KEYW, leading a newly formed operating unit focused on cybersecurity products and services for commercial and government customers. This Sector will also include KEYW's emerging cyber awareness and response platform, Project G.

Under the previously disclosed terms of the agreement, KEYW purchased all of the outstanding capital stock of Sensage for $15.0 million in cash and 713,151 shares of KEYW common stock. The number of shares of KEYW stock was calculated by dividing $9.0 million by the average closing price of KEYW common stock as reported on the NASDAQ Global Market over the last ten trading days ending three calendar days prior to closing. An additional $3.0 million in cash and 594,295 shares of KEYW common stock could be paid to Sensage shareholders contingent upon Sensage achieving certain revenue targets in the second half of 2012.

About KEYW

KEYW provides agile cyber superiority, cybersecurity, and geospatial intelligence solutions primarily for U.S. Government intelligence and defense customers. We create our solutions by combining our services and expertise with hardware, software, and proprietary technology to meet our customers' requirements. For more information contact KEYW Corporation, 7740 Milestone Parkway, Suite 400, Hanover, Maryland 21076; Phone 443-733-1600; Fax 443-733-1601; E-mail investors@keywcorp.com; or on the Web at www.keywcorp.com.

About Sensage

Sensage helps organizations collect, store, analyze and interpret complex information to identify new threats, improve cyber security defenses, and achieve industry and regulatory compliance. Sensage serves its customers' most advanced Security Information and Event Management (SIEM), log management, Call Detail Record (CDR) retention and retrieval and Continuous Controls Monitoring (CCM) use cases. Hundreds of customers worldwide leverage patented Security Intelligence solutions from Sensage to effectively identify, understand and counteract insider threats, advanced persistent threats, cyber threats, fraud and compliance violations.

Combining powerful data warehousing with scalable, clustered multiprocessing and robust analytics, Sensage solutions handle all event data types, scale to petabytes, minimize storage costs and perform sophisticated data analysis. Sensage has achieved Federal Common Criteria and is FIPS 140-2 Certified. Sensage partners include Cerner, Cisco, EMC, McAfee and SAP. For more information, visit www.sensage.com.

Forward-Looking Statements: Statements made in this press release that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to statements about KEYW's future expectations, plans and prospects regarding Sensage described in this press release, and other statements containing the words "estimates," "believes," "anticipates," "plans," "expects," "will," "potential," "opportunities", and similar expressions. Our actual results, performance or achievements or industry results may differ materially from those expressed or implied in these forward-looking statements. These statements involve numerous risks and uncertainties, including but not limited to risks related to Sensage's financial performance following the acquisition closing and the anticipated accretive nature of the Sensage acquisition, risks related to the future testing, implementation, adoption and release of Project G and those risk factors set forth in KEYW's Annual Report on Form 10-K, dated and filed March 15, 2012 with the Securities and Exchange Commission (SEC) as required under the Securities Act of 1934, and other filings that we make with the SEC from time to time. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements. KEYW is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT: Chris Donaghey

  443-733-1600